Exhibit 99.1

Global Industry Executive Aster Angagaw Joins PAVmed Subsidiary Lucid Diagnostics’ Board of Directors

NEW YORK, August 03, 2021 (BUSINESSWIRE) — PAVmed Inc. (Nasdaq: PAVM, PAVMZ) (the “Company” or “PAVmed”), a highly differentiated, multi-product, commercial-stage medical technology company, today announced that prominent global industry executive Aster Angagaw has joined the Board of Directors of its majority owned subsidiary Lucid Diagnostics Inc. (“Lucid”). Ms. Angagaw will serve on the Company’s Audit and Nominating Committees.

“I am delighted to welcome Aster Angagaw to Lucid’s Board of Directors,” said Lishan Aklog M.D., PAVmed’s Chairman and Chief Executive Officer and Lucid’s Executive Chairman. “She brings decades of business experience as a chief executive, global transformation leader, and public company director, with deep longstanding roots in the global healthcare sector. Her experience working with large integrated healthcare delivery networks and knowledge of medical technology supply chain systems will be particularly valuable to our growing commercial activities. With Ms. Angagaw joining recent appointees, Stanley Lapidus and Dr. Jacque Sokolov, Lucid has a world-class board of directors with the diverse skills and experience to provide critical guidance as we seek to execute on our ambitious long-term growth strategy.”

“I have spent my career focused on mission-oriented organizational transformation and strategic operational execution, much of it while navigating the complexities of the healthcare industry,” said Ms. Angagaw. “I am very excited to join this rapidly-growing and innovative medical technology company with a clear vision and mission to save lives through widespread precancer screening using cutting-edge technologies. I look forward to working with Dr. Aklog, Lucid’s strong management team, and my esteemed board colleagues. Together we have a unique opportunity to execute this important mission.”

Ms. Angagaw currently serves as a member of the Board of Directors of Owens & Minor Inc. (NYSE: OMI), a leading healthcare logistics company providing vital supply chain services to healthcare providers and manufacturers of healthcare products, from disposable medical supplies to devices and implants. She recently served as President of ServiceMaster Brands, the $2.6 billion revenue franchise services division of ServiceMaster Global Holdings Inc. (NYSE: SERV), a leading provider of essential services to residential and commercial customers. Last year, Ms. Angagaw guided the sale of the division to a private equity firm for $1.6 billion. Prior to ServiceMaster, she served in a series of senior executive roles at Sodexo SA (Euronext: SW), a Paris-headquartered multinational diversified services company with 440,000 employees and over $20 billion in revenue. Over 23 years at Sodexo, she had a successful record of accomplishment in operations, strategy and business development, organizational transformation, and customer retention. She rose to become Chief Executive Officer, Healthcare North America, overseeing 6,000 employees providing services as well as facilities and clinical technology management to top-rated hospitals and children’s oncology centers in the US and Canada. Notable prior roles at Sodexo included serving as a member of its Healthcare Global Executive Committee, Senior Vice President, Global Head of Sales and Business Development, responsible for directing business development and creating a unified global sales organization for the global Healthcare segment, and Group Vice President for Global Transformation, where she helped lead a transition from country-specific business units to a unified global model.

Ms. Angagaw has received numerous honors and has been named multiple times to Black Enterprise magazine’s list of the Most influential Black Executives in Corporate America and Most Powerful Women in Business, as well as Savoy magazine’s list of the Top Influential Women in Corporate America. She also received the Diversity Leadership Council’s Leadership Excellence Award. In 2020, Aster was awarded the distinguished 400 Award from 400 years of African American History Commission.

She serves on the advisory board of the Women in Business Collaborative, an alliance of businesswomen’s organizations working together to achieve equal position, pay and power for all women in business. She is also a member of the Executive Leadership Council, national organization comprising current and former Black CEOs and senior executives at Fortune 1000 and Global 500 companies, which has worked to build an inclusive business leadership pipeline and seeks to open channels of opportunity for the development of Black executives to positively impact business and our communities.

Ms. Angagaw received her bachelor’s degree in Organizational Management from Eastern University in Pennsylvania and an M.B.A from the Fox School of Business at Temple University. She is also a graduate of the Harvard Business School Advanced Management Program.

About PAVmed and Lucid

PAVmed Inc. is a highly differentiated, multi-product, commercial-stage medical technology company with a diversified product pipeline addressing unmet clinical needs encompassing a broad spectrum of clinical areas with attractive regulatory pathways and market opportunities. Its major subsidiary, Lucid Diagnostics Inc., markets the first and only commercial tools for widespread early detection of esophageal precancer and cancer – the EsoGuard® Esophageal DNA Test and EsoCheck® Esophageal Cell Collection Device. Its GI Health division also includes the complementary EsoCure™ Esophageal Ablation Device with Caldus™ Technology. Another major subsidiary, Veris Health Inc., is a digital health company developing the first intelligent implantable vascular access port with biologic sensors and wireless communication to improve personalized cancer care through remote patient monitoring. Its Minimally Invasive Interventions division markets its CarpX® Minimally Invasive Device for Carpal Tunnel Syndrome. Other divisions include Infusion Therapy (PortIO™ Implantable Intraosseous Vascular Access Device and NextFlo™ Intravenous Infusion Set), and Emerging Innovations (non-invasive laser-based glucose monitoring, pediatric ear tubes, and mechanical circulatory support). For more information, please visit www.pavmed.com, follow us on Twitter, connect with us on LinkedIn, and watch our videos on YouTube. For more information on our majority owned subsidiary, Lucid Diagnostics Inc., please visit www.luciddx.com, follow Lucid on Twitter, and connect with Lucid on LinkedIn. For detailed information on EsoGuard, please visit www.EsoGuard.com and follow us on Twitter, Facebook and Instagram.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of PAVmed’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, volatility in the price of PAVmed’s common stock, Series W Warrants and Series Z Warrants; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required advance PAVmed’s products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from PAVmed’s preclinical studies; whether and when PAVmed’s products are cleared by regulatory authorities; market acceptance of PAVmed’s products once cleared and commercialized; our ability to raise additional funding and other competitive developments. PAVmed has not yet received clearance from the FDA or other regulatory body to market many of its products. The Company has been monitoring the COVID-19 pandemic and its impact on our business. The Company expects the significance of the COVID-19 pandemic, including the extent of its effect on the Company’s financial and operational results, to be dictated by, among other things, the success of efforts to contain it and the impact of actions taken in response. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond PAVmed’s control. For a further list and description of these and other important risks and uncertainties that may affect PAVmed’s future operations, see Part I, Item IA, “Risk Factors,” in PAVmed’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by PAVmed after its most recent Annual Report. PAVmed disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Contacts:

Investors

Mike Havrilla

Director of Investor Relations

814-241-4138

JMH@PAVmed.com

Media

Katie Gallagher / Kristi Bruno

LaVoieHealthScience

(617) 792-3937 / (617) 865-3940

PAVmed@lavoiehealthscience.com